                                                                      EXHIBIT 2

         Register of Commerce of the Canton Schaffhausen, Main Register

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Number               Type of company          Incorporation                 Del.   From 290.3.001.378-9/a          Page
CH-290.3.001.378-9   Inc.                          14.11.95                                                                 1
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All entries

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Entry     Del.     Company name                                                    Ref     Domicile
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
  1                BB Medtech AG                                                       1   Schaffhausen
  1                BB Medtech SA
  1                BB Medtech Inc.
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Ref       Share Capital CHF     Paid in CHF                                        Ref     Address
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  1                    24 mn            24 mn                                          1   Vordergasse 3
                                                                                           c/o BDS Consulting AG
  2                                            2.4 mn shares @ 10 CHF                      8200 Schaffhausen
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Ref       PS-Capitz:CHF          Paid in CHF     Participation Certificates
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Entry     Del.     Purpose
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  1                Collective investments in companies of the medical
                   technology sector and similar sectors in order to
                   achieve the highest possible return on equity
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Entry     Del.     Remarks                                                         Ref     Date of articles of incorporation
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  1                Organisation: Art. 708 Abs. 1 OR; Nationality and domicile          1                #####
                   of the board members: exception of to the law by the EJPD           2                #####
                   10-Nov-95
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Entry     Del      Contribution in kind, Acquisition of Assets, Benefits, GS       Ref     Publication
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  1                Contribution in kind: Securities according to the contract          1   Swiss Gazzette of Commerce
                   dated 22-Nov-95 with a value of CHF 199.9 mn against
                   159'000 bearer shares, nominal CHF 100, have been issued.
  1                Contribution in kind: Securities according to the contract dated 15-Jun-96 with a value of CHF 110.48 mn against
                   80'000 bearer shares, nom, CHF 100, have been issued.
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Zer       Ref.     TB-Nr     TB-Datum     SHAB     SHAB-Date     Page        Zer   Ref     TB-Nr     TB-Date     SHAB    Page
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
            0                Obmission
OR          1            453     20.5.96   105         3.6.96          3220
OR          1            625     12.6.98             (Permission by EHRA)
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Entry     Chge.    Del.      Details about the persons                       Function                          Signatory power
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
  1                          Rejeange, Jacques, French Citizen, in
                               Colombier                                     President of the board            Joint signature
  1                          Bischoff, Dr. Victor, Citizen of Scuol, in
                              Geneva                                         Vice President of the board       Joint signature
  1                          Wyss, Hansjorg, Citizen of Bern, in Paoli, PA   Member of the board               Joint signature
  1                          Bugmann, Daniel Walter, Citizen of Zurich, in
                              Zurich                                                                           Joint signature
  1                          Graf, Hans Jorg, Citizen of Wang, in Wollerau                                     Joint signature
                                                                                                               limited joint
                                                                                                                signature
                                                                                                               limited joint
                                                                                                                signature

  2                          Melder, Philipp, Citizen of Zurich, in Zurich                                     limited joint
                                                                                                                signature
  2                          Zimmermann, Cyrill, Citizen of Zurich, in Zurich                                    limited joint
                                                                                                                signature
  2                          Krebs, Jurgen, German Citizen, in Baar                                            limited joint
                                                                                                                signature
  2                          Revisuisse Price Waterhouse AG, in Zug          Auditors
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   This excerpt of the cantonal register of commerce is not valid without the original certification by the authorities.

   It contains all valid registrations for this firm as well as all changes of the registrations since May 20, 1996.